Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in Monsanto Company's Registration Statements on Form S-8 (Nos. 2-36636, 2-76696, 2-90152, 33-13197,
33-21030, 33-39704, 33-39705, 33-39706, 33-39707, 33-49717, 33-53363, 33-53365,
33-53367, 333-02783, 333-02961, 333-02963, 333-33531, 333-38599, 333-45341 and
333-76653) and Registration Statement on Form S-4 (No. 333-66175) of our report dated February 10, 1999, except as to Note 1 relating to the pooling of interests with SUGEN, Inc. which is as of August 31, 1999, which appears in
Exhibit 99.2 to this Current Report on Form 8-K of Monsanto Company.





/s/ PricewaterhouseCoopers LLP


Chicago, Illinois
January 24, 2000